Exhibit 99.1
Financial News Release
For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Michael Yonker	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-4515	Tel: (503) 454-1770
	E-mail: myonker@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com
Conference Call at 2 p.m. PST, January 30, 2007 — Pixelworks will host a conference call at 2 p.m. PST, January 30, 2007, which can be accessed at (719) 457-2634 and using pass code 367281. The conference call will be Web broadcast and can be accessed by visiting the investor section at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived through February 28, 2007. A replay of the conference call will also be available through February 2, 2007, and can be accessed by calling (719) 457-0820 using pass code 4367281.
Pixelworks Reports Fourth Quarter 2006 Financial Results
     Tualatin, Ore., January 30, 2007 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology for advanced televisions and digital projectors, today announced financial results for the fourth quarter ended December 31, 2006.
     Revenue for the fourth quarter of 2006 came in at the high end of the company’s revised revenue outlook for the quarter at $29.8 million, an 18 percent decrease from revenue of $36.3 million in the third quarter of 2006 and a 31 percent decrease from revenue of $43.3 million in the fourth quarter of 2005. As expected, the sequential decrease was the result of several factors including inventory build up ahead of the holiday buying season, a decline in shipments of older legacy advanced television products and seasonality in the projector portion of the business.
     Fourth quarter 2006 GAAP gross profit margin was 31.5 percent compared to 37.5 percent in the third quarter of 2006 and 35.1 percent in the fourth quarter of 2005. Included in cost of sales during for the fourth quarter of 2006 was approximately $2.1 million in restructuring charges consisting primarily of the write off of intellectual property (IP) and tooling, along with $751,000 for the amortization of acquired intangible assets and stock-based compensation. Excluding these costs, non-GAAP gross profit margin improved 150 basis points to 41.1 percent
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Pixelworks Reports Fourth Quarter 2006 Financial Results
January 30, 2007

in the fourth quarter of 2006 compared to 39.6 percent in the third quarter of 2006 as a result of improved product mix and lower inventory reserves and scrap charges of $950,000 in the fourth quarter compared with $2.0 million in the third quarter. The fourth quarter inventory and scrap charges reduced GAAP and non-GAAP gross profit margin by approximately 300 basis points.
     GAAP operating expenses were $31.9 million in the fourth quarter of 2006 compared to $24.3 million in the third quarter of 2006 and $24.4 million in the fourth quarter of 2005. Included in GAAP operating expenses in the fourth quarter of 2006 were $10.6 million of restructuring charges related to the write off of certain IP, costs related to space consolidation and severance costs. GAAP operating expenses in the third quarter of 2006 and the fourth quarter of 2005 included restructuring charges of $1.9 million and $1.2 million, respectively.
     Non-GAAP operating expenses, which exclude amortization of acquired intangible assets, stock-based compensation and restructuring charges were down 5 percent to $19.1 million in the fourth quarter of 2006 from $20.2 million in the third quarter of 2006. Compared to the fourth quarter of 2005, non-GAAP operating expenses were down 15 percent from $22.6 million primarily due to lower compensation and rent expense resulting from restructuring efforts.
     Fourth quarter 2006 GAAP net loss of ($15.5) million, or ($.32) per diluted share, included expenses totaling $15.6 million for stock-based compensation, amortization of acquired intangible assets and restructuring charges, offset by a net gain of $4.8 million for the settlement of an Equator escrow account arbitration claim. This compares to a GAAP net loss of ($10.1) million or ($.21) per diluted share in the third quarter of 2006 which included expenses totaling $4.9 million for stock-based compensation expense, the amortization of acquired intangible assets and a restructuring charge. Fourth quarter 2005 GAAP net loss was ($35.9) million, or ($.75) per diluted share and included $5.6 million for stock-based compensation expense, the amortization of acquired intangible assets and a restructuring charge, as well as a $27.1 million income tax provision which was recorded primarily for the creation of a valuation allowance against deferred tax assets.
     Fourth quarter 2006 non-GAAP net loss was ($4.7) million or ($.10) per diluted share compared to a non-GAAP net loss of ($5.2) million or ($.11) per diluted share in the third quarter of 2006 and non-GAAP net loss of ($32.1) million or ($.67) per diluted share in the fourth quarter of 2005. Non-GAAP net losses exclude the effects of amortization of acquisition related items, stock-based compensation and restructuring charges. A detailed reconciliation of non-GAAP financial measures to comparable GAAP measures is included in the accompanying financial schedules.
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Pixelworks Reports Fourth Quarter 2006 Financial Results
January 30, 2007

     Cash and marketable securities, consisting of cash and cash equivalents, short-term marketable securities and long-term marketable securities increased by $3.0 million during the quarter to $134.6 million at December 31, 2006. This increase resulted primarily from the settlement of the Equator escrow claim of $4.8 million offset by payments on long term obligations.
Restructuring Update
     In late November, the company announced an additional restructuring plan designed to further reduce operating expenses. The company expects the annualized benefit from fourth quarter 2006 run rates will be approximately $16 million to $18 million with a quarterly operating expense target of $15 million by the end of third quarter of 2007. This restructuring plan will further consolidate North American operations to achieve reductions in compensation and rent expense over the course of the next several quarters.
     At CES in early January, the company presented an overview of strategic changes it is making to focus on maximizing video quality and pixel performance. As a result of these strategic changes, the company wrote off capitalized IP and tooling assets that have no future use. Accordingly, the company recorded restructuring charges in the fourth quarter of 2006 totaling $12.7 million of which $2.1 million was included in cost of sales and $10.6 million was included in operating expenses. Of the total $12.7 million, $10.6 million related to the write-off of certain assets including IP and tooling, $1.4 million related to severance and retention benefits and $700,000 related to the consolidation of leased space. In addition, approximately $3.5 million to $4.0 million of restructuring charges will be recognized over the course of the next several quarters as headcount is reduced and space is vacated.
     “We have embarked on a new strategy which is being embraced by the market as evidenced by several new design wins that will ramp over the course of 2007. We continue to make progress and I am confident we have the plans in place to create a successful business model focused on increasing shareholder value,” said Hans Olsen, President and CEO of Pixelworks. “We are obviously not satisfied with our results and 2006 was a challenging year for Pixelworks by any measure. We remain focused on product execution and our restructuring efforts to return the company to profitability,” concluded Olsen.
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Pixelworks Reports Fourth Quarter 2006 Financial Results
January 30, 2007

Business Outlook for First Quarter 2007
     The following Business Outlook statements are based on the company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after December 31, 2006. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. The inclusion of any Business Outlook statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.
The company estimates net loss per diluted share in the first quarter of 2007 to be ($0.19) to ($0.25) on a GAAP basis and ($0.13) to ($0.19) on a non-GAAP basis, based on the following estimates:
•	Overall, industry-wide indicators suggest a continuation of inventory overhang conditions and seasonality in the first quarter for image processors in the advanced television business. In addition, we anticipate the projector portion of the business to be flat to slightly down due to seasonality. Accordingly, the company anticipates a sequential decline in revenue in the first quarter of approximately 15 percent to 25 percent, to $22.0 million to $25.0 million. Revenue is highly dependent on a number of factors including, but not limited to, consumer confidence and spending, seasonality in the consumer electronics market, general economic conditions, the company’s ability to secure additional design wins, timely customer transition to new product designs, new product introductions, production yields, growth rates in the advanced television, multimedia projector, flat panel monitor and digital streaming media markets, levels of inventory at distributors and customers, and increased supply of products from the company’s third party foundries.

•	GAAP gross profit margin of 39 percent to 41 percent. Non-GAAP gross profit margin of 42 percent to 44 percent, which excludes an estimated $750,000 in non-cash expenses for the amortization of acquired developed technology and stock-based compensation. Gross profit margin may be higher or lower than expected due
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Pixelworks Reports Fourth Quarter 2006 Financial Results
January 30, 2007

to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels and product mix, new product yields, and inventory and warranty reserve changes.

•	GAAP operating expenses of $20.0 million to $22.5 million and non-GAAP operating expenses of $18.0 million to $19.0 million. Excluded from non-GAAP operating expenses are an estimated $2.0 million to $2.5 million in non-cash expenses for stock-based compensation and amortization of acquired intangible assets.

•	Interest and other income, net of approximately $700,000.

•	A tax provision of approximately $200,000 on a GAAP and non-GAAP basis. Both the GAAP and non-GAAP effective tax rates are subject to significant variation on an ongoing basis due to changes in the level of loss or income before taxes, deferred tax assets, research and development tax credits, and other factors.
About Pixelworks, Inc.
     Pixelworks, headquartered in Tualatin, Oregon, is an innovative provider of powerful video and pixel processing technology for manufacturers of advanced televisions and digital projectors. Pixelworks’ flexible design architecture enables our unique technology to produce outstanding image quality in our customers’ display products in a range of solutions including system-on-chip ICs, co-processor ICs and discrete chips. At design centers in Shanghai and San Jose, Pixelworks engineers relentlessly push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
     For more information, please visit the company’s Web site at www.pixelworks.com.
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     Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.
Non-GAAP Financial Measures
     This press release makes reference to non-GAAP gross margins, operating expenses and net loss which exclude acquisition-related items, intangible asset impairments, restructuring charges and stock-based compensation expense all of which are required under GAAP. The company believes these non-GAAP measures provide a meaningful perspective on its underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP
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Pixelworks Reports Fourth Quarter 2006 Financial Results
January 30, 2007

financial measures is included in the company’s quarterly earnings releases and is also available in the investor relations section of the company’s website.
Safe Harbor Statement
     This release contains statements, including the statements in the “Business Outlook for First Quarter 2007” section above, that are forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: changes in growth in the advanced television, multimedia projector, digital media streaming device and flat panel monitor industries; changes in consumer confidence and spending, changes in customer ordering patterns or lead times; the success of our products in expanded markets; success in achieving operating efficiencies from our restructuring efforts; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; insufficient, excess or obsolete inventory and variations in inventory valuation; our product mix; new product yield rates, changes in regional demand for our product, non-acceptance of the combined technologies by leading manufacturers; changes in the recoverability of intangible assets and long lived assets; and other risk factors listed from time to time in the company’s Securities and Exchange Commission filings.
     The forward-looking statements we make today, speak as of today, and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent SEC filings for a description of factors that could cause actual results to differ materially from the preliminary results announced.
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Pixelworks Reports Fourth Quarter 2006 Financial Results
January 30, 2007

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenue, net	$29,829	$43,334	$133,607	$171,704
Cost of revenue (1)	18,328	28,145	84,057	108,748
Impairment loss on acquired developed technology	—	—	21,330	—
Restructuring	2,119	—	2,119	—

Gross profit	9,382	15,189	26,101	62,956

Operating expenses:
Research and development (2)	13,045	14,644	57,019	51,814
Selling, general and administrative (3)	8,169	8,216	35,053	30,616
Impairment loss on goodwill	—	—	133,739	—
Impairment loss on acquired intangible assets	—	—	1,753	—
Restructuring	10,565	1,162	13,316	1,162
Amortization of acquired intangible assets	89	334	602	1,084

Total operating expenses	31,868	24,356	241,482	84,676

Loss from operations	(22,486)	(9,167)	(215,381)	(21,720)

Interest income	1,592	1,219	5,833	5,658
Interest expense	(680)	(663)	(2,721)	(2,637)
Settlement proceeds, net	4,800	—	4,800	—
Gain on repurchase of long-term debt, net	—	—	3,009	—
Realized loss on sale of marketable securities	—	—	—	(779)
Amortization of debt issuance costs	(165)	(178)	(667)	(710)

Interest and other income, net	5,547	378	10,254	1,532

Loss before income taxes	(16,939)	(8,789)	(205,127)	(20,188)

Provision (benefit) for income taxes	(1,489)	27,125	(949)	22,422

Net loss	$(15,450)	$(35,914)	$(204,178)	$(42,610)

Net loss per share — basic and diluted	$(0.32)	$(0.75)	$(4.23)	$(0.90)

Weighted average shares outstanding — basic and diluted	48,626	47,692	48,289	47,337

(1) Includes:
Amortization of acquired developed technology	$705	$1,972	$4,087	$4,515
Amortization of acquired inventory mark-up	—	1,888	26	5,217
Amortization of acquired backlog	—	—	—	600
Stock-based compensation	46	13	208	60
(2) Includes stock-based compensation	796	174	3,884	758
(3) Includes stock-based compensation	1,292	77	5,464	307
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Pixelworks Reports Fourth Quarter 2006 Financial Results
January 30, 2007

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

Reconciliation of GAAP and non-GAAP gross profit

GAAP gross profit	$9,382	$15,189	$26,101	$62,956
Reconciling items included in cost of revenue:
Impairment loss on acquired developed technology	—	—	21,330	—
Amortization of acquired developed technology	705	1,972	4,087	4,515
Amortization of acquired inventory mark-up	—	1,888	26	5,217
Amortization of acquired backlog	—	—	—	600
Restructuring	2,119	—	2,119	—
Stock-based compensation	46	13	208	60

Total reconciling items included in cost of revenue	2,870	3,873	27,770	10,392

Non-GAAP gross profit	$12,252	$19,062	$53,871	$73,348

Non-GAAP gross profit margin	41.1%	44.0%	40.3%	42.7%

Reconciliation of GAAP and non-GAAP net loss

GAAP net loss	$(15,450)	$(35,914)	$(204,178)	$(42,610)
Reconciling items included in cost of revenue	2,870	3,873	27,770	10,392
Reconciling item included in research and development:
Stock-based compensation	796	174	3,884	758
Reconciling item included in selling, general and administrative:
Stock-based compensation	1,292	77	5,464	307
Impairment loss on goodwill	—	—	133,739	—
Impairment loss on acquired intangible assets	—	—	1,753	—
Restructuring	10,565	1,162	13,316	1,162
Amortization of acquired intangible assets	89	334	602	1,084
Settlement proceeds, net	(4,800)	—	(4,800)	—
Gain on repurchase of long-term debt, net	—	—	(3,009)	—
Realized loss on sale of marketable securities	—	—	—	779
Tax effect of non-GAAP adjustments	(98)	(1,761)	—	(5,058)

Non-GAAP net loss	$(4,736)	$(32,055)	$(25,459)	$(33,186)

Non-GAAP net loss per share — basic and diluted	$(0.10)	$(0.67)	$(0.53)	$(0.70)

Non-GAAP weighted average shares outstanding — basic and diluted	48,626	47,692	48,289	47,337

*	- Our non-GAAP gross profit, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP net loss and GAAP net loss per share due to the exclusion of acquisition-related items, goodwill and intangible asset impairments, restructuring charges, stock-based compensation expenses and gain on repurchase of long-term debt. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.
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Pixelworks Reports Fourth Quarter 2006 Financial Results
January 30, 2007

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2006	2005

ASSETS

Current assets:
Cash and cash equivalents	$63,095	$68,604
Short-term marketable securities	53,985	59,888
Accounts receivable, net	9,315	19,927
Inventories, net	13,809	26,577
Prepaid expenses and other current assets	6,374	7,277

Total current assets	146,578	182,273

Long-term marketable securities	17,504	17,145
Property and equipment, net	21,931	29,029
Other assets, net	9,287	18,277
Debt issuance costs, net	2,922	3,780
Acquired intangible assets, net	9,549	37,321
Goodwill	—	133,731

Total assets	$207,771	$421,556

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,738	$7,206
Accrued liabilities and current portion of long-term liabilities	21,674	26,269
Income taxes payable	10,997	9,507

Total current liabilities	38,409	42,982

Long-term liabilities, net of current portion	7,414	13,357
Long-term debt	140,000	150,000

Total liabilities	185,823	206,339

Shareholders’ equity	21,948	215,217

Total liabilities and shareholders’ equity	$207,771	$421,556